UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

International Bancshares Corporation

(Exact Name of Registrant as Specified in its Charter)

Texas	74-2157138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1200 San Bernardo Avenue, Laredo, Texas 78042-1359

(Address of Principal Executive Offices) (Zip Code)

2005 International Bancshares Corporation Stock Option Plan

(Full Title of the Plan)

Dennis E. Nixon

Chairman of the Board and President

International Bancshares Corporation

1200 San Bernardo Avenue

Laredo, Texas 78042-1359

(956) 722-7611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Cox Smith Matthews Incorporated

112 East Pecan Street, Suite 1800

San Antonio, Texas 78205

Attn: Cary Plotkin Kavy

(210) 554-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $1.00 par value	300,000 shares	(1)	$22.99	(2)	$6,897,000	(2)	$271.06

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall cover any additional shares of the Common Stock of International Bancshares Corporation that may become issuable under the 2005 International Bancshares Corporation Stock Option Plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)          For the purpose of computing the registration fee only, the price shown is based upon the price of $22.99 per share, the average of the high and low sales prices for the Common Stock of International Bancshares Corporation in the Nasdaq Market on June 25, 2008 in accordance with Rule 457(h).

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 300,000 shares of the Common Stock of International Bancshares Corporation issuable pursuant to the 2005 International Bancshares Corporation Stock Option Plan (the “Plan”).  The contents of the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 of International Bancshares Corporation, a Texas corporation (the “Registrant”), on September 9, 2005 (No. 333-128147), relating to the Plan, are incorporated by reference into this Registration Statement, except as revised herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant, are incorporated herein by reference:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Commission on February 29, 2008.

(b)   The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 9, 2008.

(c)   The Registrant’s Current Report on Form 8-K filed with the Commission on May 5, 2008.

(d)   The description of the Registrant’s Common Stock is contained in Registrant’s Registration Statement filed pursuant to Section 12 of the Exchange Act and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts & Counsel

The Registrant has agreed to indemnify and hold KPMG, LLP (“KPMG”) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the inclusion (or incorporation by reference) of its audit report on the Registrant’s past financial statements included (or incorporated by reference) in this Form S-8.

Item 8. Exhibits

4.1

Articles of Incorporation of International Bancshares Corporation incorporated herein as an exhibit by reference to the Current Report, Exhibit 3.1 therein, under the Securities Exchange Act of 1934, filed by Registrant on Form 8-K with the Securities and Exchange Commission on June 20, 1995, SEC File No. 09439.

4.2

Articles of Amendment to the Articles of Incorporation of International Bancshares Corporation dated May 22, 1998 incorporated herein by reference to Exhibit 3(c) of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999, SEC file No. 09439.

4.3

Articles of Amendment to the Articles of Incorporation of International Bancshares Corporation dated May 21, 2002 incorporated herein by reference to Exhibit 3(d) of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004, SEC file No. 09439.

4.4

Articles of Amendment to the Articles of Incorporation of International Bancshares Corporation filed with the Secretary of State of the State of Texas on May 17, 2005, incorporated herein as an exhibit by reference to the Current Report, Exhibit 3.1 therein, under the Securities Exchange Act of 1934, filed by Registrant on Form 8-K with the Securities and Exchange Commission on May 20, 2005, SEC File No. 09439.

4.5

Restated By-Laws of International Bancshares Corporation incorporated herein by reference to Exhibit 3(b) of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004, SEC file No. 09439.

5.1	Opinion of Cox Smith Matthews Incorporated as to the legality of the Common Stock being registered (filed herewith).

23.1	Consent of McGladrey & Pullen, LLP (filed herewith).

23.2	Consent of KPMG, LLP (filed herewith).

23.3	Consent of Cox Smith Matthews Incorporated (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

99.1	Amendment One 2005 International Bancshares Corporation Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laredo, State of Texas, on the 30 day of June, 2008.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and Chairman of the Board

POWERS OF ATTORNEY

We, the undersigned officers and directors of International Bancshares Corporation, hereby severally constitute and appoint Dennis E. Nixon our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, to file the same, with all exhibits thereto and generally to do all things in our name and behalf in the capacities indicated below to enable International Bancshares Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date

/s/ Irving Greenblum	Director	June 30, 2008
Irving Greenblum

/s/ R. David Guerra	Vice President and Director	June 30, 2008
R. David Guerra

/s/ Daniel B. Hastings, Jr.	Director	June 30, 2008
Daniel B. Hastings, Jr.

/s/ Richard E. Haynes	Director	June 30, 2008
Richard E. Haynes

/s/ Imelda Navarro	Treasurer (Principal Financial	June 30, 2008
Imelda Navarro	Officer and Principal Accounting
Officer) and Director

/s/ Sioma Neiman	Director	June 30, 2008
Sioma Neiman

/s/ Peggy J. Newman	Director	June 30, 2008
Peggy J. Newman

/s/ Dennis E. Nixon	President, Chairman of the Board	June 30, 2008
Dennis E. Nixon	(Principal Executive Officer) and
Director

/s/ Leonardo Salinas	Director	June 30, 2008
Leonardo Salinas

/s/ Antonio R. Sanchez, Jr.	Director	June 30, 2008
Antonio R. Sanchez, Jr.